Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 25, 2026 relating to the financial statements of Chewy, Inc. and the effectiveness of Chewy, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Chewy, Inc. for the year ended February 1, 2026. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Miami, FL

September 14, 2026